EXHIBIT 10.16

OPERATING AGREEMENT

OF

BASALT AMERICA TERRITORY 1, LLC

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into effective as of ________ ___, _______, by and among the undersigned Members of BASALT AMERICA TERRITORY 1, LLC, a Florida limited liability company (the “Company”).

In consideration of the mutual covenants and conditions herein, the Members agree as follows:

ARTICLE I NAME; FORMATION

1.1

Formation; Term.  The Company was formed on October 13, 2017 as a Florida limited liability company by the filing of the Certificate of Formation of the Company in the office of the Secretary of State of the State of Florida in accordance with the Act.  The Company shall continue until dissolved and terminated in accordance with this Agreement and the Act.

1.2

Name.  The name of the Company shall be Basalt America Territory 1, LLC, or such other name as the Managing Member(s) may from time to time hereafter designate.

1.3

Principal Office.  The principal office of the Company, and such additional offices as the Managing Member(s)(s) may determine to establish, shall be located at such place or places inside or outside the State of Florida as the Managing Member(s) may designate from time to time.

1.4

Registered Office.  The registered office of the Company in the State of Florida is located at 2688 NW 29th Terrace, Building 13, Oakland Park, Fl  33311.  The registered agent of the Company for service of process at such address is Paymeon, Inc.

1.5

Purpose.  The purpose of the Company shall be to be the exclusive manager of sales, marketing, and distribution of Basalt America reinforcement products for Dade, Broward and Monroe Counties in the State of Florida.  The Company may also engage in any other business activities allowed by a limited liability company organized under the Act, as such business activities may be determined by the Managing Member(s) from time to time.

ARTICLE II MEMBERS; UNIT CERTIFICATES

2.1

Members. The name and business, mailing or residence address of each Member of the Company, together with the number of Units, Class of Membership Interest and Percentage Interest of each Member of the Company, are as set forth on Schedules I and II attached hereto, as the same may be amended from time to time.

2.2

Authorized Person.  Edward A. Cespedes, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Florida.  Upon the filing of such Certificate of Formation with the Secretary of State of the State of Florida, his powers as an “authorized person” ceased, and the officers of the Company, acting individually or collectively, thereupon became the designated “authorized persons” and are hereby authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof) (i) to be filed in the office of the Secretary of State of the State of Florida, or (ii) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

2.3

Unit Certificates.

(a)

If a Member so requests, the Managing Member(s) shall cause the Company to issue one or more certificates in the name of such Member evidencing the Units in the Company held by the Member (each, a “Unit Certificate”).  Each such Unit Certificate shall be in the form approved by the Managing Member(s); provided, however, each such Unit Certificate shall specify the Percentage Interest of the Company and/or the number of Units and/or the Class of Membership Interests of the Company represented thereby and shall be signed by manual or facsimile signature of at least one officer.

(b)

Upon a Member’s transfer of a Unit in accordance with the provisions of this Agreement of any or all of the Units represented by an Unit Certificate, the Company shall cancel the Unit Certificate representing the transferred Units and shall issue a new Unit Certificate to the transferee representing the Units transferred and, if applicable, cause to be issued to the transferring Member a new Unit Certificate for the Units that were represented by the canceled Unit Certificate and that were not transferred.

(c)

Upon any other change in the Percentage Interests of the Members, the Company may cancel all outstanding Unit Certificates and issue replacement Unit Certificates reflecting the revised Percentage Interest held by each Member.

(d)

Each Unit in the Company shall constitute a “security” within the meaning of Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Florida.

ARTICLE III MANAGEMENT

3.1

Management of the Company.  Except as otherwise provided herein or required by applicable law, the duties and powers of the Members may be exercised by the Managing Member(s) acting alone, and the Managing Member(s) shall have the sole right to manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company.  No Member, other than the Managing Member(s), by reason of its status as such, shall have any authority to act for or bind the Company or any right to approve or vote upon any action relating to the Company or the Company’s business, but shall have only the right to vote on or approve the actions specified herein or in the Act to be voted on or approved by the Members.   The Managing Member(s) shall only cause the Company to do any act which would make it impossible to carry on the ordinary business of the Company or which would be in contravention of this Agreement upon the unanimous vote or consent of the Members.  Without limiting the generality of the authority of the Managing Member(s) set forth in this Section 3.1, but subject to Section 3.2 and the other provisions of this Agreement, the Managing Member(s) shall have the power and authority to:

(a)

Appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company;

(b)

Delegate to any such person (who may be designated an officer of the Company) or entity such authority to act on behalf of the Company as the Managing Member(s) may from time to time deem appropriate;

(c)

Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)

Operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(e)

Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of Company property, or in connection with managing the affairs of the Company;

(f)

Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company property;

(g)

Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company property;

(h)

Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the Company property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Company property;

(i)

Care for and distribute funds to the Members by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(j)

Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such persons or entities the duty to manage or supervise any of the assets or operations of the Company;

(k)

Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to the Company’s property) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(l)

Make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law:  (i) to adjust the basis of Company property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of Units in the Company and distributions; (ii) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members in their capacity as members, and to file any tax returns and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members;

(m)

Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(n)

Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(o)

Open and maintain bank accounts for the deposit of Company funds, with withdrawals to be made on the Company’s behalf, upon such signature or signatures as the Managing Member(s) may designate; and

(p)

Determine the time and amount of distributions from the Company to the Members, subject to the terms of this Agreement.

The Managing Member(s) of the Company shall be entitled to receive reasonable compensation for the performance of its duties and obligations hereunder.  In addition, the Managing Member(s) shall be entitled to reimbursement for all of his normal and reasonable expenses of travel, entertainment and other activities incurred on business on behalf of the Company, subject to reasonable documentation of such expenses.

3.2

Matters Requiring the Approval of the Members. Notwithstanding anything to the contrary, the Company shall not take any of the following actions or make any of the following decisions, without, in each case, having first obtained the Approval of the Members: (a) sell, exchange or otherwise transfer or dispose of all or substantially all of the assets of the Company; (b) materially change the purpose of the Company or the Company’s business; (c) amend the Certificate of Formation or Bylaws of the Company; or (d) agree to any merger, consolidation, liquidation or dissolution of the Company.

3.3

Officers.

(a)

The officers of the Company shall be, and shall be elected, removed and perform such functions, as are determined by the Managing Member(s).  The Managing Member(s) may appoint, employ, or otherwise contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion.  The Managing Member(s) may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Managing Member(s) may from time to time deem appropriate in its sole discretion.

(b)

Except as modified in this Agreement, the officers of the Company shall have fiduciary duties identical to those of officers of a business corporation organized under the Florida General Corporation Law.

(c)

The current officers and their titles are listed on Exhibit B hereto.

3.4

Execution of Documents.  Except as otherwise provided by the Members or in this Agreement, when the taking of such action has been authorized by the Managing Member(s) or with the Approval of the Members, as applicable, any officer of the Company or any other Person specifically authorized by the Managing Member(s), may execute any contract or other agreement or document on behalf of the Company and may execute and file on behalf of the Company with the Secretary of State of the State of Florida any certificate of amendment to the Company’s Certificate of Formation, one or more Restated Certificates of Formation and, upon the dissolution and completion of winding up of the Company, or as otherwise provided in the Act, a Certificate of Dissolution dissolving the Company.

3.5

Voting by Members; Actions Without Meeting.  For purposes of this Agreement, unless the context requires otherwise, the terms “approve”, “authorize”, “vote”, “consent” and “ratify”, or any variation thereof, shall include any form of approval, authorization, vote, consent or ratification by the Members.  Unless otherwise provided herein, Members who are entitled to vote shall have the right to vote their Units on actions to be taken and decisions to be made specified herein or in the Act as requiring the approval of the Members.  All actions to be taken and decisions to be made by the Members shall be determined by the Approval of the Members unless otherwise expressly provided herein.

3.6

Conflict of Interest Transactions.  No contract or other transaction between the Company and one or more of the Members or Managing Member(s) of the Company or any other Person in which one or more of the Members or Managing Member(s) of the Company are managers, Managing Member(s)s, directors, or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such Members or Managing Member(s) authorizes, approves, or ratifies such contract or transaction, or because their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Members entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (b) the contract or transaction is fair and reasonable as to the Company at the time it is authorized by the Managing Member(s) or the Members, as applicable.

ARTICLE IV CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS; TAX MATTERS

4.1

Capital Contributions.  Each Member who is an original party to this Agreement has contributed, or concurrently with its execution of this Agreement shall contribute, to the Company the cash amount or the property set forth on Schedule I hereto opposite its name, which shall represent such Member’s Capital Contribution to the Company.  An Additional Member, upon admission as a Member, shall contribute such capital to the Company as the Managing Member(s) shall determine and agreed to by such Additional Member at the time of his admission.  No future Capital Contributions, or the failure to make such Capital Contributions, shall result in an adjustment to the number of Units held by any Member.  Such future Capital Contributions shall only result in an adjustment to the applicable Member’s Capital Account in accordance with Section 4.2 hereof.  Thereafter, no Member (including Additional Members and Substitute Members) is either expected or obligated to contribute any further Capital Contributions to the Company. The provisions of this Agreement, including this Section 4.1, are intended solely to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and no Member shall have any duty or obligation to any creditor of the Company to make any Capital Contribution to the Company.

4.2

Capital Account.  A single, separate capital account shall be maintained for each Member. Each Member’s capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such Member (other than in connection with a distribution of Company property), and such Member’s distributive share of Company Profits.  Each Member’s capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member’s distributive share of Company Losses.

4.3

Internal Revenue Code and Regulations.  Notwithstanding any provision of this Agreement to the contrary, each Member’s capital account shall be maintained and adjusted in accordance with the Code and the Regulations, including, without limitation, (i) the adjustments permitted or required by Code Sections 704(b) and, to the extent applicable, the principles expressed in Code Section 704(c) and (ii) adjustments required to maintain capital accounts in accordance with the “substantial economic effect test” set forth in the Regulations under Code Section 704(b).

4.4

Substitute Members; Transfer of Units.  Any Member, including any Substitute Member, who shall receive Units (or whose Units shall be increased) by means of a transfer to him of all or a part of the Units of another Member, shall have a capital account that reflects the capital account associated with the transferred Units (or the applicable percentage thereof in case of a transfer of a portion of the Units held by another Member).

4.5

Tax Matters Partner.  The initial “Tax Matters Partner” for purposes of Code Section 6231 and the Regulations promulgated thereunder is listed on Exhibit C hereto.  Such “Tax Matters Partner” shall promptly advise each Member of any audit proceedings proposed to be conducted with respect to the Company.

4.6

Taxation as S Corporation.

(a)

Subchapter “S” Status. The Members agree that the Company shall be an “S” corporation within the meaning of the Code.  No Member shall take any action or fail to take any action which he or it knows or should know will result in the termination of the Company’s Subchapter “S” election (the “Election”); and, if any such act or failure to act shall occur, such Member shall immediately take such steps that may be required to prevent the termination of the Election.  In the event that the Company’s Election is terminated because of any Member’s act or failure to act which he or it knew or should have known would result in such termination, such Member shall indemnify the other Members for any loss or liability incurred on account of such termination, including, without limitation, any federal and state income taxes directly attributable to such termination.

(b)

Distributions.  Subject to any limitation on distributions imposed by applicable law, the Company and the Members agree as follows:

(i)

Subject to the terms of this paragraph, the Company shall make pro-rata distributions of cash, to the Members based on ownership of and Class of shares in the Company, to pay federal and state income taxes on the income (net of any tax benefits produced for the Members by the Company, losses, deductions and credits) that passes from the Company under the applicable provisions of the Code.

(ii)

The total amount required to be distributed shall be determined by conclusively presuming that all taxable income which passes through to each Member will be taxed at the maximum marginal federal rate (without regard to exemptions or phase out of lower tax rates) and the maximum marginal state rate which may be applicable to any Member at which income of any individual can be taxed in the calendar year that includes the last day of the Company’s taxable year.

(iii)

The Company shall make the distributions required in subsection 4.6(b)(i) above in a timely manner to allow the tax (including, without limitation, estimated tax payments) attributable to the income passed through the Company to any Member to be paid when due

(iv)

 No provision in this subsection 4.6 shall cause the total dividend paid with respect to any outstanding Unit to differ from any amounts paid with respect to any other outstanding Unit.

(v)

No provision of this subsection 4.6 shall be construed to limit the ability of the Company to declare and pay additional dividends to the Member out of the assets of the Company legally available for such payment at such time or times as the Managing Member(s) of the Company may determine.

(c)

Waiver of Termination of Subchapter “S” Status.  If the Company’s status as an “S” corporation under the Code is terminated inadvertently and the Company wishes to obtain a ruling under Section 1362(f) of the Code to reinstate the Company’s Subchapter “S” election, each Member agrees to make any adjustments required pursuant to Section 1362(f)(4) of the Code and approved by the Company’s Managing Member(s). Each Member’s obligation to make such adjustments shall continue after the Member has ceased to own Units in the Company.

(d)

Income Allocations After Termination of “S” Election or Disposition of Units.  In the event of the termination of the Company’s status as an “S” corporation under the Code, each of the Members agrees and consents to, the election by the Company under Section 1362(e)(3) of the Code to have the rules of Section 1362(e)(2) not to apply for its “S termination year”.  As a result of such election, the Company shall close its books on the last day of the short taxable year for the Company’s “S termination year”.  Additionally, in the event of the termination of a Member’s interest in the Company in any taxable year of the Company, each Member agrees, and consents to, the Company’s election to have the rules set forth in Section 1377(a)(1) apply as if the taxable year of the Company consisted of two taxable years.  The Company’s election with respect to Section 1377(a)(1) is to be made with respect to termination of the interest of any Member who disposes of all of his interests in the Company.

(e)

Member Loans/Straight Debt Safe Harbor.  In the event one or more Members loan funds to the Company, the terms of such loan shall comply with the requirements of the straight debt safe harbor provisions under Section 1361(c)(5) of the Code and the regulations thereunder.  In the event the terms of such loan fail to comply with the straight debt safe harbor under Section 1361(c)(5), then the parties agree transaction shall be characterized and documented as a contribution of capital by such Member to the Company notwithstanding the original terms of such transaction.

4.7

Fiscal Year; Books and Records.  The fiscal year of the Company shall be a calendar year.  The books and records of the Company shall be maintained in accordance with the cash method of accounting and Section 704(b) of the Code and the Regulations thereunder.  The Company shall keep adequate books and records at its principal office, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Company.  Such books and records shall be kept separate and apart from the books and records of any Member or any Affiliate thereof.

4.8

Annual Report.  Within a reasonable period after the end of each Company fiscal year, each Member shall be furnished with a compiled annual report containing a balance sheet as of the end of such fiscal year and statements of income, Member’s equity and changes in financial position, and a cash flow statement for the year then ended.

4.9

Inspection.  The Members and their duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Managing Member(s) on behalf of the Company, shall not have the right to keep confidential from the Members any information that the Managing Member(s) would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305 of the Act.

4.10

Additional Funds.  In the event that at any time the Company requires funds for any purpose including, without limitation, funds required to timely pay any and all operating expenditures of the Company in excess of gross operating receipts, the Managing Member(s) may (a) request the Members to make Capital Contributions to the Company in the amount of the required additional funds, on a pro-rata basis, based upon their respective Percentage Interests; (b) request the Members to make Member Loans to the Company in the amount of the required additional funds upon the terms and conditions set forth in Section 4.11 hereof; or (c) borrow the required additional funds from third parties upon such terms and conditions as the Managing Member(s) deems commercially reasonable.  No Member shall be required to make any additional Capital Contributions to the Company or to make a Member Loan to the Company.   In the event that the Members deliver the required additional funds to the Company on a pro-rata basis then, unless otherwise agreed by all of the Members in writing, such additional funds shall be deemed to be Capital Contributions to the Company, not Member Loans.

4.11

Member Loans.  Member Loans shall neither increase the Percentage Interest nor increase the Capital Account of the Member(s) making such Member Loans.   In the event the Managing Member(s) requests the Members to make Member Loans, then each Member may, but shall not be obligated to, make a Member Loan to the Company in an amount equal to the amount of the required funds multiplied by such Member’s Percentage Interest.   In the event that any Member shall decline to lend its share of the requested funds, the lending Members may lend such amount (or portion thereof) as the non-lending Member shall have failed to lend pro-rata in accordance with the respective Percentage Interests of the lending Members or in such individual proportions as such lending Members shall mutually agree.  Member Loans shall be evidenced by a written promissory note by the Company and shall bear interest from time to time at a per annum rate equal to the prime rate of interest as announced by Wachovia Bank, N.A. (or its successor), but not higher than the highest non-usurious rate of simple interest for commercial loans under applicable law. Payments of principal and interest on Member Loans shall be made from cash available for distribution pursuant to Article 5 and shall be made prior to any other distribution pursuant to Article 5 (other than distributions pursuant to Section 5.2).  All Member Loans, both principal and interest, shall be fully due and payable upon the liquidation of the Company.  No Member or Managing Member(s) shall have any liability for the return of any Member Loan, which Member Loans shall be payable solely from the assets of the Company.

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS

5.1

Allocations of Profits and Losses.  All items of Company Profit, Loss or the like shall be allocated among the Members in accordance with their respective Percentage Interests set forth in Schedule I hereto.

5.2

Distributions.

(a)

Allocation of Distributions. Any distributions of Cash Flow shall be made to the Members pro rata in accordance with their respective Percentage Interests set forth in Schedule I hereto.  The amounts available for distribution may be generated by operations of the Company, through the sale, condemnation or refinancing property of the Company by collection of amounts owed to the Company or by any other transaction.

(b)

Limitation on Distributions.  Notwithstanding anything to the contrary, no distribution shall be made pursuant to this Section 5.2 except to the extent permitted by applicable law, including, but not limited to Section 18-607 of the Act.

ARTICLE VI TRANSFER OF UNITS; ADDITIONAL UNITS AND MEMBERS

6.1

Restriction on Transfer.  No Member shall Transfer all or any part of its Units, and no transferee of all or any part of the Units of a Member shall be admitted as a Substitute Member or have any voting rights in the Company, without, in either event, having obtained the prior written consent of the Managing Member(s), except as expressly permitted elsewhere in this Agreement.

6.2

Effect of Non-Complying Transfer.  In the event any purported or attempted Transfer of Units does not comply with the provisions of this Agreement, the purported or attempted Transfer of such Units shall be null and void and of no force or effect, and the purported transferee shall be deemed not to be a Member of the Company and shall not be entitled to registration of such Transfer on the books of the Company.

6.3

Voting Rights of Assignees and Substitute Members.  Any assignee who shall receive Units by means of a transfer to him of all or a part of the Units of another Member shall have no right to participate in management of the business and affairs of the Company, inspect the books of account of the Company, or exercise any other right of a Member unless and until admitted as a Substitute Member.  An assignee that is approved as a Substitute Member by the Members or otherwise pursuant to the provisions hereof and that has complied with the provisions of this Agreement shall be a Member for all purposes hereof and shall hold his Units subject to the terms of this Agreement.

6.4

Requirements of All Transfers of Units.  In addition to any other requirements set forth in this Agreement, no Transfer of Units shall be valid unless: (a) the transferee has executed any and all documents and instruments, in form and substance reasonably satisfactory to the Company and its counsel, required to evidence (i) such transferee’s ownership of such Units on the books and records of the Company; and (ii) such transferee’s acceptance and adoption of all of the terms and provisions of this Agreement; and (b) such transferee has paid all reasonable attorneys’ fees incurred by the Company in connection with the preparation of such documentation.  Further, the Company shall not be bound to acknowledge or recognize any Transfer of Units until the Company has been furnished with such reasonable written proof of the Transfer as it shall demand.

6.5

Securities Laws.  Each Member acknowledges that his Units have not been registered under the Securities Act of 1933, as amended, or the securities or blue sky laws of any applicable state or other jurisdiction (collectively, “Securities Laws”) or any rules or regulations promulgated thereunder.  Each Member represents and warrants that it acquired its Units without a view to the offer, offer for sale, or the sale in connection with the distribution of such Units and agrees that he will hold such Units indefinitely unless: (a) the Transfer thereof is registered under applicable Securities Laws; or (b) an exemption from such registration is available and, if required by the Company, an opinion of counsel for the Company, in form and substance satisfactory to the Company and its counsel, is obtained to that effect.  The requirements of this Section are in addition to any other restrictions on the Transfer of Units set forth in this Agreement.

6.6

Registration of Transfers.  The Managing Member(s) shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Article 6.

6.7

Additional Units and Members.  The Members, acting unanimously, shall have the right to admit Additional Members and shall issue additional Units, upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission and issuance, the Managing Member(s) shall amend Schedule I hereof to reflect the name, address and Capital Contribution of the Additional Member, the number of Units issued to such Additional Member and any changes in Percentage Interests.  Except as otherwise agreed between the Company and such Additional Member at the time of admission, an Additional Member who is admitted pursuant to and who has complied with the provisions hereof shall be a Member for all purposes hereof and shall hold his Units subject to the terms of this Agreement.

ARTICLE VII RETURN OF CAPITAL; WITHDRAWAL

7.1

Return of Capital.  No Member or Managing Member(s) shall have any liability for the return of any Member’s Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Managing Member(s), subject to the requirements of the Act.

7.2

No Voluntary Withdrawal.  No Member shall have the right to withdraw from the Company except with the consent of all of the other Members and upon such terms and conditions as may be specifically agreed upon among such other Members and the withdrawing Member. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-603 of the Act or otherwise.

ARTICLE VIII DISSOLUTION

8.1

Dissolution.  The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(a)

the Approval of the Members to dissolve the Company; or

(b)

at any time there are no members of the Company unless the business of the Company is continued in a manner permitted by Section 18-801(a)(4) of the Act; or

(c)

the entry of a decree of judicial dissolution under Section 18-804(a)(5) of the Act; or

(d)

the sale of all or substantially all of the assets of the Company.

8.2

Bankruptcy of Member.  The bankruptcy of a Member or the occurrence of any of the events described in Section 18-304 with respect to a Member shall not cause the Member to cease to be a member of the Company or a dissolution of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

8.3

Liquidation.  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the following order of priority:

(a)

First, to pay all liabilities and obligations of the Company that are then due and payable, except for Capital Contributions and liabilities to the Members (including, without limitation, Member Loans);

(b)

Second, to establish any reserves that the Managing Member(s) determine necessary for any unpaid, future, or contingent liabilities or obligations of the Company;

(c)

Third, to pay all liabilities of the Company to the Members including Member Loans, but excluding Capital Contributions;

(d)

Fourth, to the Members in proportion to, and to the extent of, the positive balances  in their respective Capital Accounts; and

(e)

Then, to the Members pro-rata in accordance with their respective Percentage Interests set forth in Schedule I attached hereto

(f)

ARTICLE IX LIMITATION ON LIABILITY

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Managing Member(s) of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Managing Member(s).

ARTICLE X INDEMNIFICATION OF MANAGING MEMBER(S), OFFICERS, EMPLOYEES AND AGENTS

10.1

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a Managing Member(s), or officer of the Company, or is or was serving at the request of the Company as a Managing Member(s), manager, director, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such a proceeding is alleged action in an official capacity as a Managing Member(s), manager, officer, employee or agent or in any other capacity while serving as a Managing Member(s), manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act (including indemnification for negligence or gross negligence but excluding indemnification (i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnitee derived improper personal benefit), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

10.2

The right to indemnification conferred in Section 10.1 shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”).  The rights to indemnification and to the advancement of expenses conferred in Sections 10.1 and 10.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Managing Member(s), manager, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

10.3

The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Managing Member(s)s or otherwise.

10.4

The Company may maintain insurance, at its expense, to protect itself and any Managing Member(s), manager, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

10.5

The Company may, to the extent authorized from time to time by the Managing Member(s), grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of Managing Member(s), manager and officers of the Company.

ARTICLE XI MISCELLANEOUS

11.1

Amendments.  This Agreement may be amended only upon the written consent of all Members.

11.2

Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) business days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) business day after being entrusted to a reputable commercial overnight delivery service, addressed to the party to which such notice is directed at its address set forth on Schedule I hereto, as the same may be changed from time to time.  Any party may, by notice given hereunder, designate any different addresses to which subsequent notices and other communications shall be sent and Schedule I hereto shall be updated to reflect such change.

11.3

Entire Agreement.  This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings, representations (if any), and agreements (oral or written) made by and between such parties.

11.4

Further Assurances.  The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intention of this Agreement.

11.5

Binding Effect.  All of the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.  Without limiting the generality of the foregoing, any rights given or duties imposed upon the estate of a deceased Member shall inure to the benefit of and be binding upon the fiduciary of such decedent’s estate in his fiduciary capacity.

11.6

Severability.  Every provision hereof is intended to be severable, and if any term or provision hereof is illegal or invalid for any reason whatsoever or would affect the partnership status of the Company for federal income tax purposes, such provision shall be invalid, but such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

11.7

Specific Performance; Injunction.  The parties acknowledge that the Units cannot be readily purchased or sold in the open market, and, for that reason, among others, the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced.  Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

11.8

Remedies Cumulative.  No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

11.9

Legal Expenses.  If any legal action or other proceedings (including arbitration) is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party (if any) shall be entitled to recover reasonable attorney’s fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

11.10

Governing Law; Venue.  This Agreement shall be construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws and any proceeding arising between the parties in any manner pertaining or related to this Agreement, to the extent permitted by law, shall be held in Wilmington, Florida.

11.11

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12

Construction.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.13

Time.  Time is of the essence with respect to this Agreement.

11.14

Incorporation.  Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

11.15

Recording.  This Agreement shall not be recorded without the unanimous approval of all the Members.

11.16

Other Activities of the Members.  To the extent permitted by applicable law, each of the Members and Managing Member(s) may engage in whatever activities they choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or any Member and neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member from engaging in such activities, or require any Member to permit the Company or any Member to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

SCHEDULE I

MEMBERS OWNERSHIP

Investor	Ownership

Totals	44.7%

Basalt America	55.3%

EXHIBIT A

DEFINITIONS

Definitions. When used in the Agreement (as hereinafter defined), the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the recitals to the Agreement.

“Additional Member” means a Person who is not then a Member and who is admitted as a Member by issuance of new and additional Units.  Reference to “Additional Members” refers to all of the Additional Members.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means the Operating Agreement of the Company, together with the Exhibits and Schedules attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Approval of the Members” means the affirmative approval, authorization, vote, consent or ratification of all Members.

“Capital Contribution” means, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Article 4 hereof.

“Cash Flow” means all cash revenues and receipts of the Company (other than Capital Contributions), including, without limitation, all cash proceeds from the sale of assets of the Company, after deducting cash revenue or receipts used to pay operating expenses, to pay  principal, interest or other payments in connection with any debts or obligations of the Company (including debts or obligations to the Members), to pay capital expenditures, to make loans, or to establish reserves deemed necessary or desirable by the Managing Member(s).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” shall mean BASALT AMERICA TERRITORY 1, LLC, a Florida limited liability company.

“Florida General Corporation Law” means the General Corporation Law of the State of Florida (8 Del.C. 1-101, et seq.), as amended from time to time.

“Losses” means any loss of the Company for federal income tax purposes as of the close of the fiscal year of the Company.

“Managing Member(s)” means Vincent L. Celentano and Edward A. Cespedes, or such other Member as may be designated as the Managing Member(s) from time to time with the Approval of the Members.  The “Managing Member(s)” of the Company shall be the “Manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Member Loans” means any and all amounts transferred to the Company by a Member as a loan.

“Members” means the Persons who are original parties to the Agreement, in their capacity as a “member” of the Company within the meaning of the Act, and all other Persons admitted to the Company as Additional Members or Substitute Members pursuant to the Agreement, so long as they remain Members. Reference to a “Member” means any one of the Members.

“Percentage Interest” means with respect to any Member as of any date of determination, the percentage that the Units held by such Member bears to all outstanding Units, and represents such Member’s share of the Profits and Losses of the Company and the Member’s right to receive distributions of the Company’s assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such Member’s name on Schedule I attached hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all Members shall at all times equal one hundred percent (100%).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any governmental authority.

“Profits” means the income of the Company for federal income tax purposes and income, if any, of the Company exempt for federal income tax purposes (including, without limitation, each item of Company income, gain, loss or deduction), all as determined as of the close of the fiscal year of the Company.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time.  All references herein to specific sections of the Regulations shall be deemed to refer also to any corresponding provisions of succeeding Regulations.

“Substitute Member” means a Person who is not then a Member and who receives Units by way of Transfer from a Member and is admitted as a Member in accordance with the provisions hereof. Reference to “Substitute Members” refers to all of the Substitute Members.

“Transfer” means, with respect to any Unit, the sale, assignment, conveyance, transfer, gift, bequest, devise, levy, execution, pledge, encumbrance, hypothecation or other disposition by a person or entity of all or any portion of his or its Units in any manner whatsoever, whether voluntarily or involuntarily.

“Units” means the number of units in the Company held by each Member as set forth opposite such Member’s name on Schedule I attached hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof.  The number of Units held by a Member shall represent such Member’s ownership interest in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member’s Percentage

Interest in profits, losses, allocations and distributions, (ii) such Member’s right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Act and (iii) such Member’s other rights and privileges as herein provided.

Rules of Construction.  Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to the Agreement as a whole and not to any particular provisions hereof.

EXHIBIT B

OFFICERS

TAX MATTERS PARTNERS

Managing Members:

Officers:

President:

Secretary:

Treasurer:

Tax Matters Partners:

B-1